UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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TUFCO TECHNOLOGIES, INC.

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TUFCO TECHNOLOGIES, INC.

Notice of Annual Meeting of Stockholders

To be Held June 14, 2013

To Our Stockholders:

You are invited to attend the annual meeting of stockholders of Tufco Technologies, Inc. to be held at 360 Hamilton Avenue, Suite 425, White Plains, NY 10601 on Friday, June 14, 2013 at 8:00 a.m. Eastern Daylight Time, for the following purposes:

Proposal 1.	To elect six directors to serve for a one-year term and until their successors are elected and qualified.

Proposal 2.	To approve the 2013 Non-Qualified Stock Option Plan.

Proposal 3.	To approve an amendment to the 2004 Non-Employee Director Stock Option Plan.

Proposal 4.	To transact such other business as may properly come before the annual meeting or any adjournments thereof.

The record date for the annual meeting is April 19, 2013. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting. The Board of Directors hopes that you will find it convenient to attend the annual meeting in person, but whether or not you plan to attend, please complete, sign, date and return the enclosed proxy to ensure that your shares of common stock are represented at the annual meeting. Returning your proxy does not deprive you of the right to attend the annual meeting and vote your shares in person.

The proxy statement, including the proxy card and the 2012 annual report, are available to you on-line at http://www.tufco.com/user_documents/reportlist.pdf.

Sincerely,

Michael B. Wheeler,

Secretary

April 26, 2013

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Friday, June 14, 2013

Tufco Technologies, Inc.

3161 S. Ridge Road

Green Bay, WI 54304

The Board of Directors of Tufco Technologies, Inc. (“Tufco,” the “Company,” “we”, “our” or “us”) is soliciting proxies to be used at the 2013 annual meeting of stockholders to be held at 360 Hamilton Avenue, Suite 425, White Plains, NY 10601 on Friday, June 14, 2013, at 8:00 a.m., Eastern Daylight Time. This proxy statement and accompanying form of proxy are first being mailed to stockholders on or about April 26, 2013.

Who Can Vote

Only stockholders of record as of the close of business on April 19, 2013 are entitled to notice of and to vote at the annual meeting. As of April 19, 2013, we had outstanding 4,308,947 shares of common stock, the only outstanding class of stock entitled to vote. Each stockholder of record on the record date is entitled to one vote for each share of common stock held.

How You Can Vote

Shares of common stock cannot be voted at the annual meeting unless the holder of record is present in person or by proxy. All stockholders are urged to complete, sign, date and promptly return the proxy in the enclosed postage-paid envelope after reviewing the information contained in this proxy statement. Valid proxies will be voted at the annual meeting and at any postponements or adjournments thereof as you direct in the proxy. If no direction is given and the proxy is validly executed, the proxy will be voted FOR the election of the nominees for the Board of Directors set forth in this proxy statement and FOR approval of the 2013 Non-Qualified Stock Option Plan and the amendment to the 2004 Non-Employee Director Stock Option Plan. The persons authorized under the proxies will vote upon such other business as may properly come before the annual meeting in accordance with their best judgment.

Revocation of Proxies

You may revoke your proxy at any time prior to the start of the annual meeting in three ways:

(1)	by delivering a written notice of revocation to the Corporate Secretary of Tufco;

(2)	by timely submitting a duly executed proxy bearing a later date; or

(3)	by attending the annual meeting and expressing the desire to vote your shares in person.

Quorum

A majority of the outstanding shares of common stock on April 19, 2013 (2,154,475 shares), represented in person or by proxy, shall constitute a quorum for the transaction of business at the annual meeting. However, if a quorum is not present, the stockholders present at the meeting have the power to adjourn the meeting until a quorum is present. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Abstentions and broker non-votes will be included in the determination of the number of shares present at the annual meeting for quorum purposes, but will not be counted for or against any proposal. Broker non-votes are when a nominee holding shares of common stock for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto.

Your vote is important. Accordingly, you are asked to complete, date, sign and return the accompanying proxy whether or not you plan to attend the annual meeting. If you plan to attend the annual meeting to vote in person and your shares are registered with our transfer agent (Broadridge) in the name of a broker or bank, you must secure a proxy from the broker or bank assigning voting rights to you for your shares.

PROPOSAL ONE – ELECTION OF DIRECTORS

Our bylaws provide that the Board of Directors will consist of one to twelve directors, as determined from time to time by resolution of the Board of Directors. Accordingly, the Board of Directors has reduced the number of directors constituting the Board of Directors to six. All of our current directors have been nominated for re-election at the annual meeting. Each director will serve until the 2014 annual meeting and until his successor has been elected and qualified or until the director’s earlier death, resignation or removal. Each nominee has consented to being named in this proxy statement and to serve if elected.

We have no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee, the persons named in the accompanying proxy will vote for the substitute nominee designated by the Board of Directors, unless a contrary instruction is given in the proxy.

Each stockholder is entitled to cast one vote for each share of common stock held on April 19, 2013. The majority vote of the shares represented in person or by proxy at the annual meeting is required to elect each director. Stockholders of the Company have no cumulative voting rights. Votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Votes that are withheld for a particular nominee will be excluded from the vote for that nominee only.

Nominees

The persons nominated to be directors are listed below.

During fiscal year 2012, the Board of Directors held four meetings. No director attended less than 75% of the aggregate of the total number of meetings held by the Board of Directors and the committees on which he served.

The following information as of April 19, 2013 is submitted concerning the nominees named for election as directors:

Name	Age	Position Held
Robert J. Simon	54	Chairman of the Board of Directors
Samuel J. Bero	77	Director
C. Hamilton Davison	53	Director
Brian Kelly	70	Director
James F. Robinson	44	Director, President and Chief Executive Officer
William R. Ziemendorf	54	Director

Robert J. Simon—Mr. Simon has been Chairman of the Board of Directors of Tufco since February 1992. Mr. Simon has been a Senior Managing Director of Bradford Ventures, Ltd., a private investment firm, since 1992 and a General Partner of Bradford Associates since 1989, having started at the firm in 1984. Mr. Simon is either Chairman of the Board or a director of Alkota Cleaning Systems, Inc., Electron Beam Technologies, Inc., Independent Printing Company, Inc., Overseas Equity Investors Ltd., Professional Plumbing Group, Inc., Sunbelt Modular, Inc., Globe Food Equipment Company, Inc. and CT Color Holdings, Inc. as well as several other privately held companies. Mr. Simon received an MBA from New York University Graduate School of Business Administration and a B.S. from the University of Minnesota School of Management.

Samuel J. Bero—Mr. Bero had been President and Chief Executive Officer from November 1993 until he retired in July 1995, Executive Vice President since November 1992, and General Manager since 1974, when he co-founded Tufco Industries, Inc., our predecessor. Mr. Bero has been a director since 1992 and has over 33 years of experience in the converting industry.

C. Hamilton Davison—Mr. Davison has been a director since 1992. Mr. Davison is currently a Principal with Advantaged In Strategy, LLC, a management consulting firm which began operations in 2007, and also serves as the President and Executive Director of the American Catalog Mailers Association, a Washington-based 501(c)(6) advocacy group. Formerly, he was President and a director of Paramount Cards, Inc., a manufacturer and retailer of greeting cards, since 1988 and Chief Executive Officer from 1995 to 2006. Prior to that time, Mr. Davison was Vice President, International and Marketing of Paramount Cards, Inc. In addition to other private companies and not-for-profit boards, he served as a director and member of the audit committee of Valley Resources until 2000 when the company was sold to Southern Union (NYSE:SUG). Mr. Davison received a Bachelor’s Degree from Vanderbilt University and a Masters Degree from the University of Texas.

Brian Kelly—Mr. Kelly became a director in November 2006. He founded Waverly Partners, Inc., a company that provides assistance in the acquisition and operation of niche metals component manufacturing businesses, in 1994, and has been President since its inception. Prior to starting Waverly, Mr. Kelly was President of Fitchburg Coated Products. From 1984 to 1989 he served as Chief Financial Officer of Technographics, Inc. Mr. Kelly is a CPA, received an AB in Political Science from Providence College and an MBA from McGill University.

James F. Robinson—Mr. Robinson assumed the positions of President and Chief Executive Officer and became a director of Tufco on September 20, 2011. Previously he was Vice President, Business Development since January, 2010. Prior to joining Tufco he served as Business Development & Technical Director and Business Director-Latin America for Mondi, a publicly traded multinational company headquartered in Johannesburg, South Africa. Mr. Robinson was also a founding member of Hygenitec, a Wisconsin-based wet wipes manufacturer. Mr. Robinson is a member of the Board of Directors of Tufco Technologies, Inc. and Independent Printing Company, Inc. He received a BA in Business Administration/Economics from Lakeland College and attended graduate school at La Universidad Autónoma Del Estado de Morelos-Centro Bilingűe in Mexico and is fluent in Spanish and Portuguese.

William R. Ziemendorf—Mr. Ziemendorf has been a director since May 2008. He has been President and Chief Executive Officer of Independent Printing Company, Inc. since 1998. Mr. Ziemendorf began working at Independent Printing in 1986 and held various positions with the company prior to becoming President. Mr. Ziemendorf was employed at Shinners, Hucovski and Company, S.C. as a Certified Public Accountant from June 1981 through April 1986. Mr. Ziemendorf received his Bachelor’s degree from the University of Wisconsin-Eau Claire.

None of the directors listed herein is related to any other director or executive officer of the Company.

We conclude these nominees should serve as Directors based on the following qualifications:

Mr. Simon has worked in private equity for more than twenty-five years and has served on the board or as Chairman of the Board of more than twenty-five companies. As a result of these and other professional experiences, Mr. Simon possesses particular knowledge and experience in accounting, finance, and capital structure and board practices of other major corporations that strengthen the Board’s collective qualifications, skills and experience.

Mr. Bero has forty years of experience in the converting industry, with experience in procurement, cost control and sales and was CEO of the Company prior to his retirement. As a result of these and other professional experiences, Mr. Bero possesses particular knowledge and experience in the converting industry and marketing products that strengthen the Board’s collective qualifications, skills and experience.

Mr. Davison has experience as a former operating company CEO with knowledge in a number of adjacent and relevant businesses, including manufacturing, marketing and strategic management experience. As a result of these and other professional experiences, Mr. Davison possesses particular knowledge and considerable understanding in consumer products, national retail, distributor and wholesale as well as international business practices that strengthen the Board’s collective qualifications, skills and experience.

Mr. Kelly is a CPA and has a financial background. He has run companies and has large customer experience. As a result of these and other professional experiences, Mr. Kelly possesses particular knowledge and experience in accounting, finance and capital structure and board practices of other corporations that strengthen the Board’s collective qualifications, skills and experience.

Mr. Robinson is Chief Executive Officer of Tufco and has intimate knowledge regarding the Company’s operations. As a result of this knowledge and other professional experiences, Mr. Robinson possesses particular knowledge and experience in the converting industry, marketing products and board practices of other corporations that strengthen the Board’s collective qualifications, skills and experience.

Mr. Ziemendorf has experience as a CEO in the printing industry and is a CPA. As a result of these and other professional experiences, Mr. Ziemendorf possesses particular knowledge and experience in accounting, finance and capital structure and board practices of other corporations that strengthen the Board’s collective qualifications, skills and experience.

The Board of Directors unanimously recommends that stockholders vote FOR the election of directors as set forth in proposal one.

Committees of the Board of Directors

The Board of Directors has an Executive Committee, a Compensation Committee, and an Audit Committee but not a Nominating Committee.

Executive Committee

Functions:	Serves in the event action must be taken by the Company at a time when convening a meeting of the entire Board of Directors is not feasible. May exercise all of the authority of the Board of Directors in the business and affairs of Tufco with certain exceptions.

Members:	Samuel J. Bero Robert J. Simon, Chairman

Number of Meetings in 2012:	Two

Audit Committee

Functions:	Reviews proposals from the independent registered public accounting firm regarding annual audits. Approves the engagement or discharge and compensation of the independent registered public accounting firm. Reviews recommendations of the independent registered public accounting firm concerning accounting principles and the adequacy of internal controls and accounting procedures and practices. Reviews the scope of the annual audit. Approves or disapproves each professional service or type of service other than standard auditing services to be provided by the independent registered public accounting firm. Reviews and discusses the earnings release, unaudited quarterly and audited annual financial statements with management and the independent registered public accounting firm prior to the press release. Provides other functions required by the Sarbanes-Oxley Act of 2002.

Members:	C. Hamilton Davison
Brian Kelly, Chairman
William R. Ziemendorf

Number of Meetings in 2012:	Four

Compensation Committee

Functions:	Reviews annual salaries and bonuses for officers and determines the recipients of, and time of granting of, stock options. Determines the exercise price of each stock option and the number of shares to be issued upon the exercise of each stock option.

Members:	Samuel J. Bero Robert J. Simon, Chairman

Number of Meetings in 2012:	Two

CERTAIN CORPORATE GOVERNANCE MATTERS

The Board of Directors has adopted a number of measures designed to comply with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and final rules of the Securities and Exchange Commission (“SEC”) interpreting and implementing the Sarbanes-Oxley Act, as well as listing rules of the Nasdaq Capital Market relating to corporate governance matters. Among the significant measures implemented by the Board of Directors to date are the following:

Audit Committee Composition

The Audit Committee is comprised solely of “independent directors” in accordance with the Nasdaq Listing Rules.

Audit Committee Charter

The Audit Committee is currently composed of Mr. C. Hamilton Davison, Mr. Brian Kelly and Mr. William R. Ziemendorf. The Audit Committee operates under a written charter adopted by the Board of Directors. The amended and restated Audit Committee Charter was ratified by the Board of Directors on February 9, 2007. A copy of the Audit Committee Charter is located on the Company’s website at www.tufco.com under “Investor Relations”. For fiscal 2012, the Board of Directors of the Company has determined that Brian Kelly is the Audit Committee Financial Expert (as defined in Item 407(d)(5)(ii) of Regulation S-K). The amended and restated Audit Committee Charter is attached hereto as Exhibit “C”.

Code of Ethics

In December 2003, the Audit Committee adopted a Code of Ethics applicable to all employee associates and directors of the Company. This Code of Ethics, together with the Code of Ethics for Senior Financial Officers, constitutes a code of ethics applicable to senior financial officers within the meaning of the Sarbanes-Oxley Act of 2002 and SEC rules. The Code of Ethics for Senior Financial Officers was filed as an exhibit to the Company’s Form 10-K for its fiscal year ended September 30, 2003. The Code of Ethics was ratified by the Board of Directors on January 13, 2004.

The Company is a “Controlled Company” as defined in Nasdaq Listing Rule 5615(c)(1). The Board of Directors has based this determination on the fact that approximately 61% of the voting stock of the Company is held by Bradford Venture Partners, L.P. and Overseas Equity Investors Ltd., which together constitute a group for purposes of Nasdaq Listing Rule 5615(c)(1). The Company’s compensation committee does not have a written charter and includes one director, Robert J. Simon, who is not “independent” under the standards of the Nasdaq Listing Rules. However, as the Company is a “Controlled Company” it is not required under the standards of the Nasdaq Listing Rules to have a compensation committee consisting solely of “independent” directors.

The Board of Directors does not have a standing Nominating Committee or committee performing similar functions; however, the Board of Directors functions in the capacity of the Nominating Committee. As the Company is a “Controlled Company” and a majority of the members of the Board are independent, the Board has determined not to create a separate nominating committee. The Board of Directors has determined that four of the six nominees meet the independence standards under the applicable Nasdaq Listing Rules. These nominees are Messrs. Bero, Davison, Kelly and Ziemendorf.

The Audit Committee or another independent committee of the Board of Directors is required to approve all related-party transactions required to be disclosed pursuant to Item 404 of Regulation S-K (or such approval may be made by another independent committee of the Board).

Where called for, qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. Qualifications which are taken into consideration include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. The Board of Directors desires a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board of Directors, the Company and its stockholders. Although there is no formal policy regarding diversity, the Board considers issues of diversity and background in its selection process. In the event of a need for a new or additional director, the Board of Directors would evaluate potential nominees by reviewing their qualifications, results of personal and reference interviews and such other information as they may deem relevant.

The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

The Board exercises its risk oversight role primarily through the Audit Committee of the Board. Although all members of the Board are involved in risk oversight through information received and discussion at Board meetings, the Audit Committee, at its four scheduled meetings per year, discusses the risks facing the Company in dialogue exchange with management.

Board Leadership Structure

As noted above, our Board is currently comprised of four independent directors. The Company divides the leadership role between a Chairman of the Board and the Chief Executive Officer. Mr. Simon has served as Chairman of the Board since February 1992. We believe that the number of independent, experienced directors that make up our Board, along with the oversight of our Chairman, benefits Tufco and its stockholders.

We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe our current Board leadership structure is optimal for us because it demonstrates to our employees, suppliers, customers and other stakeholders that Tufco is under strong leadership, with the Chairman maintaining an effective working relationship with management and other Board members and the Chief Executive Officer. We believe Tufco, like many U.S. companies, has been well-served by this leadership structure.

The Chairman has the responsibility to: (1) coordinate with the Chief Executive Officer in establishing the agenda for the annual meeting of shareholders as well as the agenda for Board meetings; (2) provide management with direction and input regarding Board priorities, mandates and suggestions; and (3) perform such other functions as the directors may designate from time to time.

The Chief Executive Officer has authority regarding day to day operations of the Company, oversight over all other officers of the Company and responsibility for executing strategies approved by the Board. The Chief Executive Officer reports to the Chairman and to the Board.

Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for the Company and its stockholders.

The Board of Directors has not established formal procedures for security holders to submit director recommendations; however, such recommendations may be sent to the Corporate Secretary at the Company’s executive offices. If the Company were to receive recommendations of candidates from the Company’s security holders, the Board of Directors would consider such recommendations in the same manner as all other candidates.

The Board of Directors has not implemented a formal process for stockholders of the Company to send communications to the Board of Directors. The Corporate Secretary of Tufco Technologies, Inc. will forward any communications from stockholders that he receives to the Board of Directors. The Board believes that the informal process it has in place will not discourage communications.

The Board of Directors does not currently have a policy with regard to the attendance of board members at its annual meeting of stockholders. All of the directors attended the Company’s 2012 Annual Meeting of Stockholders. Mr. Bero attended by telephone.

Director Compensation

Our directors who are not employees of the Company receive:

•	an annual fee of $12,000, and

•	a payment of $1,500 for each board meeting attended, and

•	a payment of $1,500 for each committee meeting attended, and

•	per diem fees for supplemental Audit Committee services.

In addition, upon election or reelection to the Board of Directors at the annual meeting, each non-employee director receives an option to acquire 3,000 shares of common stock under Tufco’s 2004 Non-Employee Director Stock Option Plan. The options are exercisable immediately at an exercise price equal to the fair market value of the common stock on the date of the annual meeting. On May 23, 2012, Messrs. Bero, Davison, Kelly, Simon and Ziemendorf each received options to acquire 3,000 shares of common stock under Tufco’s 2004 Non-Employee Director Stock Option Plan, as amended, with an exercise price of $3.25 per share. Mr. LeCalsey and Mr. Segel served as Directors of the Company until May 23, 2012.

DIRECTOR COMPENSATION

(Fiscal Year 2012)

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total
Robert J. Simon	$24,000	$3,996	$27,996
Samuel J. Bero	$24,000	$3,996	$27,996
C. Hamilton Davison	$25,500	$3,996	$29,496
Brian Kelly	$27,000	$3,996	$30,996
Louis LeCalsey, III	$12,000	$0	$12,000
Richard M. Segel	$12,000	$0	$12,000
William R. Ziemendorf	$24,000	$3,996	$27,996

(1)	For awards of options, the dollar amount recognized is based on the aggregate grant date fair value of the awards computed in accordance with FASB Accounting Standards Codification Topic 718, Compensation – Stock Compensation.

MANAGEMENT

THE EXECUTIVE OFFICERS OF THE COMPANY

Name	Age	Positions With the Company
James F. Robinson	44	Director, President and Chief Executive Officer
Michael B. Wheeler	68	Executive Vice President, Chief Financial Officer, Chief Operating Officer, Corporate Secretary and Treasurer

Executive officers of the Company are elected by the Board of Directors and serve at the discretion of the Board of Directors. There are no family relationships between any executive officers or directors of the Company.

Executive Officers

James F. Robinson—Mr. Robinson assumed the positions of President and Chief Executive Officer and became a director of Tufco on September 20, 2011. Previously he was Vice President, Business Development since January, 2010. Prior to joining Tufco he served as Business Development & Technical Director and Business Director-Latin America for Mondi, a publicly traded multinational company headquartered in Johannesburg, South Africa. Mr. Robinson was also a founding member of Hygenitec, a Wisconsin-based wet wipes manufacturer. Mr. Robinson is a member of the Board of Directors of Tufco Technologies, Inc. and Independent Printing Company, Inc. He received a BA in Business Administration/Economics from Lakeland College and attended graduate school at La Universidad Autónoma Del Estado de Morelos-Centro Bilingűe in Mexico and is fluent in Spanish and Portuguese.

Michael B. Wheeler—Mr. Wheeler assumed the position of Executive Vice President, Chief Financial Officer and Chief Operating Officer in June 2006, retaining his position as Secretary and Treasurer. He had served as Vice President, Chief Financial Officer, Secretary and Treasurer since March 27, 2002. From 1999 to 2001, Mr. Wheeler consulted for several companies as a senior financial consultant. Prior to that, Mr. Wheeler was with Stone Container Corporation for twenty-five years serving as Vice President and Treasurer from 1983 to 1998.

EXECUTIVE COMPENSATION

The Compensation Committee has responsibility for establishing executive officer and director compensation, reviewing and establishing the executive and director compensation and reporting to the Board of Directors regarding the foregoing. The Compensation Committee reviews the achievement of corporate financial goals established by the Compensation Committee and individual contributions. The Compensation Committee relies on judgment and not upon rigid guidelines or formulas in determining the amount or mix of compensation elements for each executive officer. Factors affecting their judgment include performance compared to strategic goals, the nature of the executive officer’s responsibilities and his or her effectiveness in leading our initiatives to achieve our goals. The Company’s Chief Executive Officer, James F. Robinson, as the manager of the members of the executive team, assesses the executives’ individual contributions and makes recommendations to the Compensation Committee with respect to increases in base salary, bonus targets and long-term incentive awards, for each member of the executive team, including himself. The Compensation Committee evaluates, discusses, modifies and approves these recommendations.

Compensation Discussion and Analysis

Not required for a smaller reporting company.

Compliance with Section 162(m)

The Compensation Committee currently intended for all compensation paid to the executive officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, (as amended (“Section 162(m)”). Section 162(m) provides that compensation paid to the executive officers in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes unless, in general (1) such compensation is performance-based, established by a committee of outside directors and objective, and (2) the plan or agreement providing for such performance-based compensation has been approved in advance by stockholders. The Compensation Committee does not intend that an officer’s compensation would exceed that threshold. In the future, to maintain flexibility in the compensatory arrangements of the Company, the Compensation Committee may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m) if in its judgment, after considering the additional costs of not satisfying Section 162(m), such program is appropriate.

SUMMARY COMPENSATION TABLE

The table below sets forth the cash and non-cash compensation for the last fiscal year awarded to or earned by our named executive officers, who are set forth below.

Name and Principal Position	Year	Salary	Option Awards(1)	All Other Compensation(2)	Total
James F. Robinson (3)	2012	$200,000	$31,906	$7,200	$239,106
Director, President and CEO	2011	$166,458	$22,219	$2,233	$190,910
Louis LeCalsey, III (4)	2012	$0	$0	$0	$0
Director	2011	$274,614	$8,809	$9,083	$292,506
Michael B. Wheeler	2012	$182,756	$15,953	$12,268	$210,977
Executive Vice President, CFO, COO, Secretary and Treasurer	2011	$182,756	$13,887	$13,427	$210,070
George Hare (5)	2012	$85,203	$0	$0	$85,203
General Manager, Business Imaging Sector	2011	$145,080	$11,109	$1,674	$157,863

(1)	For awards of options, the dollar amount recognized is based on the aggregate grant date fair value of the awards computed in accordance with FASB Accounting Standards Codification Topic 718, Compensation – Stock Compensation.
(2)	The compensation reported represents the Company’s contributions to the Company’s 401(k) Plan, car allowances and country club dues. The Company has currently resumed contributions to the 401(k) Plan.
(3)	Mr. Robinson assumed the position of Director, President and CEO of the Company on September 20, 2011.
(4)	Mr. LeCalsey retired from his positions with the Company on September 19, 2011. Mr. LeCalsey served as a Director of Tufco Technologies, Inc. until May 23, 2012.
(5)	Mr. Hare has resigned from his position with the Company effective February 29, 2012.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

Mr. Robinson entered into an employment agreement with the Company effective October 11, 2010, for an initial term of one year with successive one-year renewal terms. The employment agreement provided that if we terminate his employment for cause, or as a result of his death or disability, our obligation to compensate him would immediately terminate. The employment agreement provided that if he is terminated without cause, we would be obligated to compensate him for a period of one year. The employment agreement prohibited him from competing with us while employed by us and for eighteen months after the later of his termination of employment or the termination of severance pay. The employment agreement provided for an annual base salary of $165,000, an annual bonus and various fringe benefits. In connection with his promotion to President and Chief Executive Officer, Mr. Robinson entered into a new employment agreement with the Company effective September 19, 2011, for an initial term of one year commencing on September 19, 2011, with successive one-year renewal terms and Mr. Robinson’s prior employment agreement with the Company was terminated. If we terminate his employment for cause, or as a result of his death, our obligation to compensate him immediately terminates. If we terminate his employment as a result of six months partial or total disability, our obligation to compensate him ceases. If he is terminated without cause, we will be obligated to compensate him for a period of one year. The new employment agreement prohibits him from competing with us while employed by us and for twelve months after the later of his termination of employment or the termination of severance pay. The new employment agreement provides for a current annual base salary of $220,000, an annual bonus and various fringe benefits. The bonus is based upon a target for pre-tax income determined by the Compensation Committee. Mr. Robinson did not receive a bonus for fiscal year 2012 or 2011.

Mr. LeCalsey entered into an employment agreement with the Company effective September 19, 1996, as amended, under which he served as the President and Chief Executive Officer for an initial term of three years with successive one-year renewal terms. The employment agreement provided that if we terminated his employment for cause, or as a result of his death or disability, our obligation to compensate him would immediately terminate and that if we terminated his employment without cause, we would be obligated to compensate him for a period of one year. The employment agreement prohibited him from competing with us while employed by us and for one year after termination of his employment with us. The employment agreement provided for a base salary of $286,500, an annual bonus and various fringe benefits. The bonus provision was based upon a target for operating income determined by the Compensation Committee. Mr. LeCalsey did not receive a bonus for fiscal year 2012 or 2011. Mr. LeCalsey retired from his position as President and Chief Executive Officer, upon the expiration of his employment agreement on September 19, 2011.

Mr. LeCalsey entered into a consulting agreement with the Company effective September 19, 2011, under which he served as a senior advisor to the Company until March 19, 2012. Pursuant to the consulting agreement, Mr. LeCalsey was paid a consulting fee of $5,000 per month during the term of the consulting agreement.

Mr. Wheeler entered into an employment agreement with the Company effective March 27, 2002, under which he served as Vice President, Chief Financial Officer, Secretary and Treasurer for an initial term of one year with successive one-year renewal terms. Mr. Wheeler was promoted to Executive Vice President, Chief Financial Officer, Chief Operating Officer, Secretary and Treasurer in June, 2006. If we terminate his employment for cause, or as a result of his death or disability, our obligation to compensate him immediately terminates. If we terminate his employment without cause, we will be obligated to compensate him for a period of one year (and if such termination occurs in the fourth quarter of any year, a pro-rated portion of his bonus, if applicable). The employment agreement prohibits him from competing with us while employed by us and for one year after termination of his employment by us. The employment agreement provides for a current annual base salary of $202,500, an annual bonus and various fringe benefits. The bonus is based upon a target for operating income determined by the Compensation Committee. Mr. Wheeler did not receive a bonus for fiscal year 2012 or 2011.

Mr. Hare entered into an employment agreement with the Company effective June 30, 2008, under which he served as General Manager, Business Imaging Sector for an initial term of one year with successive one-year renewal terms. If we terminated his employment for cause, or as a result of his death or disability, our obligation to compensate him would immediately terminate. If he was terminated without cause, we would be obligated to compensate him for a period of one year. The employment agreement prohibited him from competing with us while employed by us and for one year after the later of his termination of employment or the termination of severance pay. The employment agreement provided for an annual base salary of $156,000, an annual bonus and various fringe benefits. The bonus was based upon a target for operating income determined by the Compensation Committee. Mr. Hare did not receive a bonus for fiscal year 2012 or 2011. Mr. Hare left the Company on February 29, 2012. Since Mr. Hare resigned, there was no termination pay.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning the value of the unexercised options as of September 30, 2012 held by the named executive officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Grant Date	Option Expiration Date
James F. Robinson	5,000	1,667	$3.25	9/14/10	9/14/20
	8,000	5,333	$3.90	8/24/11	8/24/21
	20,000	20,000	$3.25	5/24/12	5/24/22
Michael B. Wheeler	12,500	—	$4.92	10/01/02	10/01/12
	11,000	—	$5.71	11/26/03	11/26/13
	9,000	—	$7.87	11/19/04	11/19/14
	6,000	—	$7.60	10/01/07	10/01/17
	6,000	—	$5.56	9/03/08	9/03/18
	3,500	1,167	$3.19	11/30/09	11/30/19
	5,000	1,667	$3.25	9/14/10	9/14/20
	5,000	3,333	$3.90	8/24/11	8/24/21
	10,000	10,000	$3.25	5/24/12	5/24/22

The options have an exercise price equal to the fair market value of the underlying stock at the date of grant. Employee stock options vest ratably over a three-year period. Options issued under the 2003 Non-Qualified Stock Option Plan generally expire ten years from the date of grant.

POTENTIAL PAYMENT OF TERMINATION OR CHANGE IN CONTROL

The employment agreements provide for a current annual base salary, an annual bonus and various fringe benefits. The bonus is based upon a target for operating income determined by the Compensation Committee. As of September 30, 2012, the following table sets forth the potential payment that each of our named executive officers would receive upon termination or change in control.

Name	Compensation Following Termination Without Cause(1)	Compensation of Individual if Terminated Within 180 Days Following Change in Control(1)
James F. Robinson	$200,000	$200,000
Michael B. Wheeler	$202,500	$202,500

(1)	Some officers would receive a bonus based upon a target for operating income determined by the Compensation Committee.

Equity Compensation Plan Information

The following table sets forth information concerning the equity compensation plans of the Company as of September 30, 2012.

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders (1)	257,725	$4.92	213,775
Equity compensation plans not approved by security holders (2)	—	—	—

(1)	Plans represent (i) the 1992 Non-Qualified Stock Option Plan, which expired in April 2002, (ii) the 2003 Non-Qualified Stock Option Plan, which expires April 2013 and the 1993 Non-Employee Director Stock Option Plan, which expired March 2004, and (iii) the 2004 Non-Employee Director Stock Option Plan, which expires March 2014.
(2)	There are no equity compensation plans not approved by security holders.

TRANSACTIONS WITH RELATED PERSONS

We lease one of our facilities from a partnership in which Samuel J. Bero is a partner. We paid total rent of $220,502 to the partnership that is the lessor of this facility for fiscal year 2012. In November 2006, we entered into a new lease with the partnership, which expires in March 2013. The rent under this lease is $17,070 per month beginning in April 2007 and increases by 1.65% each succeeding year. In exchange for the Company’s entering into the new lease, the partnership agreed to pay for up to $300,000 of improvements to the facility. We believe that the terms of this lease are at least as favorable to us as could have been obtained from an unaffiliated party. On November 28, 2012, the Company renewed the lease for a one year term effective April 1, 2013 with three one year renewal options. Rental expense will be reduced to $12,825 per month. If the Company exercises its renewal options, rental expense will increase 2.5% for each renewal period.

In 1994, the Company entered into a consulting agreement with Bradford Ventures, Ltd., an affiliate of Bradford Venture Partners, L.P., and Overseas Equity Investors Partners, two of our largest stockholders, under which Bradford Ventures provides various financial consulting services to us for an initial term of ten years, with successive automatic renewal terms of one year each unless terminated by either party. Under this agreement, Bradford Ventures has assisted us in structuring our initial public offering, various acquisitions and divestitures and restructuring our long-term obligations. In addition, Bradford Ventures provides general business consulting and advice. We expect to use the services of Bradford Ventures in the future for similar services as well as in any major transaction, such as loans, subsequent public offerings and acquisitions and divestitures. We are obligated to pay Bradford Ventures an initial annual fee of $210,000 under the agreement, subject to a 5% annual increase for each year since 1994, plus reasonable out-of-pocket expenses. During fiscal year 2012, we paid Bradford Ventures Ltd. $473,691 in fees. We believe that the terms of the agreement with Bradford Ventures Ltd. are customary and are at least as favorable to us as could be obtained from an unaffiliated party.

Mr. Simon and Mr. Robinson serve on the Board of Directors of Independent Printing Company, Inc. Mr. Ziemendorf is the Chief Executive Officer of Independent Printing Company, Inc.

Performance Graph

Not required for a smaller reporting company.

Compliance with Section 16(a) of the Securities Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 3, 4 or 5 were required, the Company believes that during the 2012 fiscal year all Section 16(a) filing requirements were complied with on a timely basis.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 5, 2013, by (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each current director, (3) each named executive officer, and (4) all current directors and executive officers as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual or entity, or by both the individual and the individual’s spouse. The individual or entity has sole voting and investment power as to shares shown or, in the case of the individual, such power is shared with the individual’s spouse.

Certain of the shares listed below are deemed to be owned beneficially by more than one stockholder under SEC rules. Accordingly, the sum of the ownership percentages listed exceeds 100%.

	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Over 5% Stockholders
Robert J. Simon(1)(3)(4)(11)	2,661,543	61.3%
Barbara M. Henagan(1)(3)	2,621,661	60.8%
Bradford Venture Partners, L.P. (1)(6)	2,619,740	60.8%
Overseas Equity Investors Partners(3)(2)	2,619,740	60.8%

Other Directors And Executive Officers
Samuel J. Bero(7)	207,500	4.8%
C. Hamilton Davison(5)	33,842	*
Brian Kelly(12)	71,590	1.7%
William R. Ziemendorf(13)	15,000	*
Michael B. Wheeler(8)	41,500	*
James F. Robinson(9)	19,100	*
Directors and Executive Officers as a Group (7 persons) (1)(3)(10)	3,050,075	68.1%

*	Less than one percent

(1)	The amounts shown for Mr. Simon and Ms. Henagan include the shares owned of record by Bradford Venture Partners, L.P., as to which they may be deemed to share beneficial ownership due to their having voting and dispositive power over such shares. Bradford Associates, a general partnership of which such two persons are the partners, is the sole general partner of Bradford Venture Partners, L.P. and, as such, holds a 1% interest in that partnership. The business address of each of Mr. Simon and Ms. Henagan is 92 Nassau Street, Princeton, New Jersey, 08542.
(2)	The address of the stockholder is 92 Nassau Street, Princeton, New Jersey 08542. The amount shown for the stockholder includes 709,870 shares owned of record by Overseas Equity Investors Partners (“Overseas Equity”), as to which the stockholder may be deemed to share beneficial ownership due to the formation of a “group” comprised of the stockholder and Overseas Equity for purposes of SEC rules.

(3)	The amounts shown for Mr. Simon and Ms. Henagan includes the shares owned of record by Overseas Equity as to which they may be deemed to share beneficial ownership due to their having voting power over such shares. Mr. Simon serves as chairman of the board of directors of the corporation that acts as the managing partner of Overseas Equity. Bradford Associates holds a 1% partnership interest in Overseas Equity, which may increase upon the satisfaction of certain contingencies related to the overall performance of Overseas Equity’s investment portfolio, and also acts as an investment advisor for Overseas Equity.
(4)	The stockholder is also one of our directors.
(5)	The amount shown includes 30,000 shares that may be acquired under options exercisable within 60 days of April 5, 2013.
(6)	The address of the stockholder is Clarendon House, Church Street, Hamilton 5-31, Bermuda. The amount shown for the stockholder includes 1,909,870 shares owned of record by Bradford Venture Partners, L.P., as to which the stockholder may be deemed to share beneficial ownership due to the formation of a “group” comprised of the stockholder and Bradford Venture Partners, L.P. for purposes of SEC rules.
(7)	The amount shown includes 30,000 shares that may be acquired under options exercisable within 60 days of April 5, 2013.
(8)	The amount shown includes 40,500 shares that may be acquired under options exercisable within 60 days of April 5, 2013.
(9)	The amount shown includes 6,000 shares that may be acquired under options exercisable within 60 days of April 5, 2013.
(10)	The amount shown includes an aggregate of 171,500 shares that may be acquired under options exercisable within 60 days of April 5, 2013.
(11)	The amount shown includes 30,000 shares that may be acquired under options exercisable within 60 days of April 5, 2013.
(12)	The amount shown includes 20,000 shares that may be acquired under options exercisable within 60 days of April 5, 2013.
(13)	The amount shown includes 15,000 shares that may be acquired under options exercisable within 60 days of April 5, 2013.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed McGladrey LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2013.

Representatives of McGladrey LLP are expected to be available at the annual meeting to respond to appropriate questions from stockholders and will have an opportunity to make a statement at the meeting.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

With respect to fiscal 2012, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management. Management has the responsibility for the preparation of our consolidated financial statements, and the independent registered public accounting firm has the responsibility for the audit of those consolidated financial statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards (“SAS”) 61, Communication with Audit Committee. The Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2012 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Brian Kelly, Chairman

C. Hamilton Davison

William R. Ziemendorf

Fees Paid to the Independent Registered Public Accounting Firm

The following table shows the fees paid or accrued by the Company for the audit and other services provided by McGladrey LLP, Tufco’s independent auditor, for fiscal years 2012 and 2011.

	McGladrey FY 2012	McGladrey FY 2011
Audit Fees	$174,736	$169,292
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

Audit fees of McGladrey LLP for fiscal 2012 and 2011 consisted of the examination of the consolidated financial statements of the Company, quarterly reviews of consolidated financial statements, review of SEC filings and consultation on various financial reporting matters in support of the Company’s consolidated financial statements. There were no “Audit-Related Fees”, “Tax Fees” or “All Other Fees” paid to McGladrey LLP during fiscal 2012 and 2011. The Audit Committee approved all of the services described above.

The Audit Committee has adopted a statement of principles with respect to the pre-approval of services provided by the independent registered public accounting firm. In accordance with the statement of principles, the Audit Committee determined that all non-prohibited services to be provided by the independent registered public accounting firm are to be approved in advance pursuant to a proposal from such independent registered public accounting firm and a request by management for approval.

PROPOSAL TWO –APPROVAL OF 2013 NON-QUALIFIED STOCK OPTION PLAN

2013 Non-Qualified Stock Option Plan

The Company’s stockholders are being asked to approve the adoption of the 2013 Non-Qualified Stock Option Plan (the “2013 Plan”), a copy of which is attached hereto as Exhibit “A”. The Board of Directors of the Company adopted the 2013 Plan, to become effective on April 1, 2013, subject to stockholder approval.

Stockholder Approval Requirement. The approval of the 2013 Plan requires the affirmative vote of a majority of the shares of common stock voting on the matter.

Summary of the 2013 Non-Qualified Stock Option Plan

Purpose. The purposes of the 2013 Plan are to foster and promote the long-term financial success of the Company by (a) attracting and retaining officers, directors and other key management personnel of outstanding ability by the granting of non-qualified stock options (the “2013 Options”) as a separate incentive apart from salary or other compensation; (b) strengthening the Company’s ability to develop and maintain a competent management team; (c) providing incentive compensation opportunities that are competitive with those of other corporations; and (d) enabling such officers, directors and other key personnel to participate in such financial success of the Company by encouraging them to become owners of the common stock of the Company.

Term. The 2013 Plan will terminate on April 1, 2023, unless earlier terminated by the Board.

Administration. The 2013 Plan will be administered by the Committee, as designated by the Board (the “Committee”). The Committee is currently comprised of two members, each of whom is a member of the Board, a “non-employee director” as defined under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act and an “outside director” as defined under Section 162(m) of the Internal Revenue Code (the “Code”) and the regulations thereunder. No member of the Committee is eligible to participate in the 2013 Plan while serving as a member of the Committee.

The Committee has the following powers and authority with regard to the 2013 Plan:

•	to interpret and administer the 2013 Plan;

•	to act in selecting the employees who are to be participants under the 2013 Plan;

•	to determine the times at which 2013 Options will be granted;

•	to determine the amount of 2013 Options to be granted to each such employee;

•	to unilaterally amend existing 2013 Options without the consent of the participants; provided such amendment does not adversely affect the participant;

•	to amend existing 2013 Options in any manner, provided that amendments which adversely affect participants require the applicable participant’s consent and provided that all amendments must be consistent with the terms of the 2013 Plan;

•	to establish and revise rules and regulations relating to the 2013 Plan;

•	to make any other determinations the Committee believes necessary or advisable for the administration of the 2013 Plan;

•	to determine the terms and conditions of 2013 Options granted under the 2013 Plan and the terms of agreements which will be entered into with participants in the with respect to the 2013 Plan;

•	to employ attorneys, consultants, accountants and other persons to render services in connection with the 2013 Plan and to rely upon their advice, opinions or valuations.

The Committee has the power to establish different terms and conditions with respect to different participants in the 2013 Plan.

Participation. All executive officers, directors and other key executive personnel of the Company who are employed by the Company are eligible to participate in the 2013 Plan if selected by the Committee. Directors of the Company who are not employees of the Company are not eligible to participate in the 2013 Plan. The Committee shall determine from time to time the individuals who are to receive 2013 Options under the 2013 Plan. The number of participants eligible to participate in the 2013 Plan is approximately 75. During the lifetime of participants, 2013 Options shall be exercisable only by the participant, and no 2013 Options will be transferable other than by will or the laws of descent and distribution. Any attempt to pledge, assign or transfer a 2013 Option for any reason during the participant’s lifetime shall be void and the relevant 2013 Option shall be forfeited.

Shares of Stock Available for Grant. A total not exceeding an aggregate amount of 179,775 shares of the Company’s common stock will be available for issuance under the 2013 Plan. The shares may be treasury shares or authorized but unissued shares. The maximum number of shares of common stock subject to 2013 Options that may be granted to any one employee shall not exceed 100,000 during any calendar year (the “2013 Individual Limit”).

The 2013 Plan provides that the number of shares issuable or transferable to participants upon the exercise of outstanding 2013 Options, the exercise price of the 2013 Options or what participants shall be entitled to receive in substitution for shares issuable or transferable to them upon the exercise of outstanding 2013 Options may be appropriately adjusted by the Board if any change in the outstanding shares of common stock occurs by reason of a stock split or recapitalization, any pro rata distribution to all stockholders of property in respect to or in exchange for their outstanding shares of common stock, or other similar corporate change occurs.

Options. The specific terms and conditions of each 2013 Option shall be set forth in a written option agreement, which shall comply with the 2013 Plan, the form of which shall be approved by the Committee.

The Committee shall establish the time and the manner in which an Option may be exercised. The price per share at which common stock of the Company may be purchased upon exercise of a 2013 Option shall be determined by the Committee, but shall be not less than the Fair Market Value (as such term is defined in the 2013 Plan) of a share of common stock on the date of grant. The option price of the shares of common stock received upon the exercise of a 2013 Option shall be paid on the date of exercise: (i) in cash or, (ii) by check, or (iii) by any other such method that the Committee, in its sole discretion, may consent to in writing. Special rules apply which limit the time of exercise of a 2013 Option following an employee’s termination of employment or upon the occurrence of a Reorganization Transaction (as defined in the 2013 Plan). The Committee may impose additional restrictions on the exercise of any 2013 Option.

Amendment of the 2013 Plan. The Board may modify or amend, suspend, or terminate the 2013 Plan at any time. Termination of the 2013 Plan shall not affect 2013 Options outstanding under the 2013 Plan at the time of termination.

Change in Control of the Company. If the Company becomes party to a Reorganization Transaction (as defined in the 2013 Plan), the Board shall either (i) determine what participants are entitled to receive, in substitution for shares issuable or transferable upon the exercise of any outstanding 2013 Option, in the form of stock, securities, cash or other property, provided, however, that the excess of the aggregate fair market value of the stock, securities or other property subject to the 2013 Options immediately after such substitution or the aggregate value of such cash over the exercise price of the 2013 Options shall not be less than the excess of the aggregate Fair Market Value of the Shares subject to such 2013 Options immediately before such substitution over the exercise price of the 2013 Options; or (ii) upon written notice, provide that the participants’ 2013 Options shall be terminated unless exercised in accordance with the 2013 Plan within 30 days after the date of the notice. In either case, the Board, in its absolute discretion, may determine whether and to what extent the exercise periods applicable to the 2013 Options shall continue to apply, but in no event shall the Board’s determination increase the length of the exercise periods. A “Reorganization Transaction” is defined as a merger, consolidation or combination of the Company with another corporation or entity or any similar reorganization of the Company, the complete liquidation of the Company or the sale of all or substantially all of the assets of the Company.

Certain Federal Income Tax Consequences.

The following discussion is a summary of certain federal income tax considerations that may be relevant to a grantee as a result of awards they receive under the 2013 Plan. The discussion is for general informational purposes only and does not claim to address specific federal income tax considerations that may apply to each grantee based on their particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to them.

A participant will not have taxable income and the Company is not entitled to a deduction upon the grant of a 2013 Option. Upon the exercise of a 2013 Option, a participant will have ordinary income equal to the excess of the Fair Market Value (as defined in the 2013 Plan) of the shares received over the exercise price of the 2013 Option, and, provided that certain requirements of the Code are met, the Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of Company common stock received upon exercise of a 2013 Option will be equal to the fair market value of such shares on the exercise date.

If a participant sells the shares of Company common stock received upon exercise of a 2013 Option, the participant will generally realize a short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount received in connection with the sale of the shares, and the participant’s tax basis in such shares.

Participants will be responsible to make appropriate provision for all taxes required to be withheld in connection with any awards, exercises and transfers of shares of common stock pursuant to the 2013 Plan. This includes responsibility for all applicable federal, state, local or foreign withholding taxes. However, the Company shall have the right to retain a number of shares whose value equals the minimum amount legally required to be withheld to satisfy applicable taxes upon the exercise of 2013 Options.

Grants under the 2013 Plan.

There have been no grants under the 2013 Plan since the Board approved the 2013 Plan set forth in this proposal; accordingly, the benefits or amounts that will be received as a result of the 2013 Plan are not currently determinable.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the 2013 Plan.

PROPOSAL THREE – APPROVAL OF AMENDMENT TO 2004 NON-EMPLOYEE

DIRECTOR STOCK OPTION PLAN

Amendment to 2004 Non-Employee Director Stock Option Plan

The Company’s stockholders are being asked to approve an amendment (the “2004 Plan Amendment”), a copy of which is attached hereto as Exhibit “B,” of the 2004 Non-Employee Director Stock Option Plan (as amended, the “Amended 2004 Plan”). The Board of Directors of the Company approved the 2004 Plan Amendment, to become effective on April 1, 2013, subject to stockholder approval. The 2004 Plan Amendment amends the 2004 Non-Employee Director Stock Option Plan, which would otherwise have expired March 9, 2014, to extend the term of the plan until April 1, 2023 and to increase the number of shares of the Company’s common stock available for grant under the 2004 Plan by 50,000 shares to a total of 200,000 shares.

Stockholder Approval Requirement. The approval of the 2004 Plan Amendment requires the affirmative vote of a majority of the shares of common stock voting on the matter.

Summary of the Amended 2004 Non-Employee Director Stock Option Plan

Purpose. The purposes of the 2004 Plan are to foster and promote the long-term financial success of the Company by (a) attracting and retaining non-employee directors of outstanding ability by the granting of stock options (the “2004 Options”); (b) providing director compensation opportunities that are competitive with those of other corporations; and (c) enabling such directors to participate in such financial success of the Company by encouraging them to become owners of the common stock of the Company.

Term. The 2004 Plan will terminate on April 1, 2023, unless earlier terminated by the Board.

Administration. The 2004 Plan will be administered by the Committee, as designated by the Board.

The Committee has the following powers and authority with regard to the 2004 Plan:

•	to interpret and administer the 2004 Plan;

•	to select the non-employee directors who are to receive 2004 Options under the 2004 Plan;

•	to determine the times at which 2004 Options will be granted;

•	to determine the amount of 2004 Options to be granted to each such non-employee director;

•	to unilaterally amend existing 2004 Options without the consent of the participants; provided such amendment does not adversely affect the participant;

•	to amend existing 2004 Options in any manner, provided that amendments which adversely affect participants require the applicable participant’s consent and provided that all amendments must be consistent with the terms of the 2004 Plan;

•	to establish and revise rules and regulations relating to the 2004 Plan;

•	to make any other determinations the Committee believes necessary or advisable for the administration of the 2004 Plan;

•	to determine the terms and conditions of 2004 Options granted under the 2004 Plan and the terms of agreements which will be entered into with participants in the with respect to the 2004 Plan;

•	to employ attorneys, consultants, accountants and other persons to render services in connection with the 2004 Plan and to rely upon their advice, opinions or valuations.

The Committee has the power to establish different terms and conditions with respect to different participants in the 2004 Plan.

Participation. All non-employee directors are eligible to participate in the 2004 Plan. The Committee shall determine from time to time the individuals who are to receive 2004 Options under the 2004 Plan. The number of participants eligible to participate in the 2004 Plan is currently five. During the lifetime of participants, 2004 Options shall be exercisable only by the participant, and no 2004 Options will be transferable other than by will or the laws of descent and distribution. Any attempt to pledge, assign or transfer a 2004 Option for any reason during the participant’s lifetime shall be void and the relevant 2004 Option shall be forfeited.

Shares of Stock Available for Grant. A total not to exceed an aggregate amount of 200,000 shares of the Company’s common stock will be available for issuance under the 2004 Plan. The shares may be treasury shares or authorized but unissued shares.

The 2004 Plan provides that the number of shares issuable or transferable to participants upon the exercise of outstanding 2004 Options, the exercise price of the 2004 Options or what participants shall be entitled to receive in substitution for shares issuable or transferable to them upon the exercise of outstanding 2004 Options may be appropriately adjusted by the Board if any change in the outstanding shares of common stock occurs by reason of a stock split or recapitalization, any pro rata distribution to all stockholders of property in respect to or in exchange for their outstanding shares of common stock, or other similar corporate change.

Options. Unless the Committee, in its sole discretion, decides otherwise, then, on the date of each successive annual meeting of stockholders of the Company, each non-employee director who is elected or reelected to the Board at such meeting or who remains a member of the Board at the conclusion of such meeting shall receive a 2004 Option to purchase 3,000 shares. Unless otherwise determined by the Committee, each option will be 100% fully vested and exercisable upon grant. The specific terms and conditions of each 2004 Option shall be set forth in a written option agreement, which shall comply with the 2004 Plan.

The Committee shall establish the time and the manner in which a 2004 Option may be exercised. The price per share at which common stock of the Company may be purchased upon exercise of a 2004 Option shall be determined by the Committee, but shall be not less than the Fair Market Value (as such term is defined in the 2004 Plan) of a Share of common stock on the date of grant. The option price of the shares of common stock received upon the exercise of a 2004 Option shall be paid on the date of exercise: (i) in cash or, (ii) by check, or (iii) by any other method that the Committee, in its sole discretion, may consent to in writing. Special rules apply which limit the time of exercise of a 2004 Option following a director’s termination of directorship or upon the occurrence of a Reorganization Transaction (as defined in the 2004 Plan). The Committee may impose additional restrictions on the exercise of any 2004 Option.

Amendment of the 2004 Plan. The Board may modify or amend, suspend, or terminate the 2004 Plan at any time. Termination of the 2004 Plan shall not affect 2004 Options outstanding under the 2004 Plan at the time of termination.

Change in Control of the Company. If a Reorganization Transaction occurs (as defined in the 2004 Plan), the Board shall either (i) determine what participants are entitled to receive, in substitution for shares issuable under any outstanding 2004 Option, in the form of stock, securities, cash or other property, provided that the excess of the aggregate fair market value of the stock, securities or other property subject to the 2004 Options immediately after such substitution or the aggregate value of such cash over the exercise price of the 2004 Options shall not be less than the excess of the aggregate Fair Market Value of the Shares subject to such 2004 Options immediately before such substitution over the exercise price of the 2004 Options; or (ii) upon written notice, provide that the participants’ 2004 Options are terminated unless exercised in accordance with the 2004 Plan within 30 days after the date of the notice. In either case, the Board, in its absolute discretion, may determine whether and to what extent the exercise periods applicable to the 2004 Options shall continue to apply, but in no event shall the Board’s determination increase the length of the exercise periods. A “Reorganization Transaction” is defined as a merger, consolidation or combination of the Company with another corporation or entity or any similar reorganization of the Company, the complete liquidation of the Company or the sale of all or substantially all of the assets of the Company.

Certain Federal Income Tax Consequences.

The following discussion is a summary of certain federal income tax considerations that may be relevant to a grantee as a result of awards they receive under the 2004 Plan. The discussion is for general informational purposes only and does not claim to address specific federal income tax considerations that may apply to each grantee based on their particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to them.

A participant will not have taxable income and the Company is not entitled to a deduction upon the grant of a 2004 Option. Upon the exercise of a 2004 Option, a participant will have ordinary income equal to the excess of the Fair Market Value (as defined in the 2004 Plan) of the shares received over the exercise price of the 2004 Option, and, provided that certain requirements of the Code are met, the Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of Company common stock received upon exercise of a 2004 Option will be equal to the fair market value of such shares on the exercise date.

If a participant sells the shares of Company common stock received upon exercise of a 2004 Option, the participant will generally realize a short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount received in connection with the sale of the shares, and the participant’s tax basis in such shares.

Participants will be responsible to make appropriate provision, if applicable, for all taxes required to be withheld in connection with any awards, exercises and transfers of shares of common stock pursuant to the 2004 Plan. This includes responsibility for all applicable federal, state, local or foreign withholding taxes. However, the Company shall have the right to retain a number of shares whose value equals the minimum amount legally required to be withheld to satisfy applicable taxes upon the exercise of 2004 Options.

New Plan Benefits under the 2004 Plan.

Upon election or reelection to the Board of Directors at the annual meeting, each non-employee director receives a 2004 Option to acquire 3,000 shares of common stock under the 2004 Plan. The 2004 Options are exercisable immediately at an exercise price equal to the fair market value of the common stock on the date of the annual meeting. If the 2004 Plan Amendment is approved, the non-employee directors will receive such 2004 Options for 9 additional years, for a total of 135,000 additional 2004 Options.

NEW PLAN BENEFITS

2004 Non-Employee Director Stock Option Plan
Name and Position	Dollar Value ($) (1)	Number of Units
James F. Robinson, President and Chief Executive Officer	—	—
Michael B. Wheeler, Executive Vice President, Chief Financial Officer, Chief Operating Officer, Corporate Secretary and Treasurer	—	—
Executive Group	—	—
Non-Executive Director Group	—	135,000
Non-Executive Officer Employee Group	—	—

(1)	The value of options to be granted prospectively cannot be determined at this time.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the 2004 Plan Amendment.

STOCKHOLDER PROPOSALS

To be included in the proxy statement, any proposals from holders of common stock of the Company intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2014 must be received by the Company, addressed to the Corporate Secretary of the Company, Tufco Technologies, Inc., PO Box 23500, Green Bay, WI 54305, no later than December 6, 2013, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

Any holder of common stock of the Company desiring to bring business before the 2014 annual meeting of stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Company, addressed to the Corporate Secretary of the Company, Tufco Technologies, Inc., PO Box 23500, Green Bay, WI 54305, no later than March 12, 2014.

OTHER BUSINESS

We know of no other business that will be presented at the annual meeting. If other matters requiring a vote of the stockholders properly comes before the annual meeting, the persons authorized under the proxies will vote and act according to their best judgment.

EXPENSES

The expense of preparing, printing, and mailing proxy materials to our stockholders will be borne by us. In addition to the solicitation of proxies by use of the mail, proxies may be solicited personally or by telephone or facsimile by directors, officers and regularly engaged employees, none of whom will receive additional compensation therefore. Brokerage houses, nominees and other similar record holders will be requested to forward proxy materials to the beneficial owners of the common stock and will be reimbursed by us upon request for their reasonable out-of-pocket expenses.

HOUSEHOLDING

Beneficial owners of common stock who share a single address may receive only one copy of the annual report and proxy statement, unless their broker, bank, trustee or nominee has received contrary instructions from any beneficial owner at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If any beneficial shareowner(s) sharing a single address wish to discontinue householding and receive a separate copy of the annual report and proxy statement, they may contact Broadridge, either by calling 1-800-542-1061, or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If any beneficial shareowner(s) sharing a single address who currently receive multiple copies of annual reports and proxy statements wish to participate in householding and receive only one copy of future annual reports and proxy statements, they may contact Broadridge at the above phone number or address.

ANNUAL REPORT

We have provided without charge a copy of our annual report to stockholders for fiscal year 2012 to each person being solicited by this proxy statement. Upon the written request by any person being solicited by this proxy statement, we will provide without charge a copy of the annual report on Form 10-K as filed with the SEC (excluding exhibits, for which a reasonable charge shall be imposed). All such requests should be directed to: Michael B. Wheeler, Corporate Secretary, Tufco Technologies, Inc., P. O. Box 23500, Green Bay, Wisconsin 54305.

EXHIBIT A

TUFCO TECHNOLOGIES, INC.

2013 NON-QUALIFIED STOCK OPTION PLAN

1. Purposes of the Plan

The purposes of the Plan are to foster and promote the long-term financial success of the Company by (a) attracting and retaining officers, directors and other key management personnel of outstanding ability by the granting of stock options as a separate incentive apart from salary or other compensation; (b) strengthening the Company’s ability to develop and maintain a competent management team; (c) providing incentive compensation opportunities that are competitive with those of other corporations; and (d) enabling such officers, directors and other key personnel to participate in such financial success of the Company by encouraging them to become owners of the Common Stock of the Company.

2. Definitions

(a) “Board” means the Board of Directors of the Company.

(b) “Change in Control” shall mean the transfer of at least 51% of the voting equity interests in the Company (or any parent company thereof) whether by sale, merger or otherwise, to or with one or more persons or entities other than Overseas Equity Investor Partners, Bradford Venture Partners L.P., or any affiliate thereof.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the committee designated by the Board to administer the Plan under Section 3. The Committee shall have at least two members, each of whom shall be a member of the Board, a Non-Employee Director and an Outside Director.

(e) “Common Stock” means the shares of Common Stock of the Company, par value $.01 per share. Unless specified otherwise, references to Common Stock shall not include any Common Stock that may be issuable upon the conversion or exercise of any rights to acquire Common Stock, such as the Stock Options and any convertible indebtedness.

(f) “Company” means Tufco Technologies, Inc., a Delaware corporation, and/or one or more of its Subsidiaries.

(g) “Effective Date” means April 1, 2013.

(h) “Employee” means any person (including any officer of the Company, and any member of the Board and of the board of directors of any Subsidiary) who is employed by the Company.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Exercise Period” means the period during which a Participant is entitled to exercise a Stock Option granted to such Participant under the Plan.

(k) “Fair Market Value” means, on any given date, the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded. If the shares of Common Stock are not listed on a stock exchange or included in a system that provides a closing sales price, but are traded in the over-the-counter market without the availability of closing sales price information, such determination shall be made on the basis of the average of the bid and offer prices for such shares on the over-the-counter market for such day. If the shares of Common Stock are not traded in the over-the-counter market, the Fair Market Value shall be the fair value of such Common Stock as determined in good faith by the Committee, in its sole discretion.

(l) “Non-Employee Director” means a member of the Board who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act.

(m) “Outside Director” means a member of the Board who meets the definition of an “outside director” under Section 162(m) of the Code and the regulations thereunder.

(n) “Participant” means any Employee who is selected by the Committee to receive a Stock Option.

(o) “Plan” means the Tufco Technologies, Inc. 2013 Non-Qualified Stock Option Plan.

(p) “Reorganization Transaction” means a merger, consolidation or combination of the Company with another corporation or entity or any similar reorganization of the Company, the complete liquidation of the Company or the sale of all or substantially all of the assets of the Company.

(q) “Retirement” means a Termination of Employment by reason of a Participant’s retirement (other than by reason of disability) as determined pursuant to and in accordance with the then current regular retirement plan applicable to such Participant; provided, however, that the Participant must be at least age 65 at the time of such Termination of Employment.

(r) “Rule 16b-3” means Rule 16b-3 under the Exchange Act.

(s) “Securities Act” means the Securities Act of 1933, as amended.

(t) “Shares” means shares of Common Stock reserved for issuance or transfer by the Company upon the exercise of outstanding Stock Options.

(u) “Stock Option” means an option to purchase Shares granted under Section 7 hereof.

(v) “Subsidiary” means any corporation the majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company.

(w) “Termination of Employment” means the time when the employee-employer relationship between the Participant and the Company is terminated for any reason, including, but not limited to, a termination by resignation, discharge, death, Total Disability, or Retirement, but excluding any such termination where there is simultaneous reemployment by the Company.

(x) “Total Disability” means a Termination of Employment by reason of the Participant’s total disability as determined pursuant to and in accordance with the then current regular long-term disability insurance plan applicable to such Participant. All determinations as to the date and extent of disability of any Employee shall be made by the Committee, in its absolute discretion, upon the basis of such evidence as it deems necessary or desirable.

3. Administration of the Plan

(a) The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Employees who are to be Participants under Section 5 hereof, in determining the times at which Stock Options will be granted, in determining the amount of Stock Options to be granted to each such Employee, in determining the terms and conditions of Stock Options granted under the Plan and the terms of Agreements which will be entered into with Participants. The Committee shall have the power to establish different terms and conditions with respect to different Participants.

(b) A majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee. Additionally, when the Board exercises the powers reserved to it under Section 12 or Section 14 of the Plan, the provisions of the by-laws of the Company governing the number of Directors of the Board required for action to be taken by the Board at a meeting and the requirements for voting by Directors at a meeting at which a quorum is present, or for acting by their written consent, shall be complied with by the Board in order to take valid actions.

(c) The Committee shall have the authority to interpret the Plan, establish and revise rules and regulations relating to the Plan, and make any other determinations that it believes necessary or advisable for the administration of the Plan. Decisions, interpretations and determinations by the Committee shall be final and binding upon all persons, including, but not limited to, the Company, its stockholders, Participants and their personal representatives, heirs and assigns, and other Employees.

(d) All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, or other persons to render services in connection with the Plan, and the Company, the Board, the Committee, and members of the Board and the Committee shall be entitled to rely upon the advice, opinions, or valuations of any such persons. Neither the Company, the Board, the Committee, nor any member of the Board or Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and Committee shall be indemnified by the Company with respect to any such liability to the fullest extent permitted by the laws of the State of Delaware.

4. Common Stock Subject to the Plan

(a) Subject to adjustment as provided in Section 12, the maximum number of shares of Common Stock that may be issued or transferred by the Company under the Plan, and which shall be reserved for such issuance or transfer, shall be 179,775.

(b) The Board may authorize the purchase of Shares by the Company in the open market to be held in treasury and reserved for issuance under the Plan, and may reserve authorized but unissued Shares, not otherwise reserved or restricted, for issuance under the Plan.

(c) The approval of the Plan by the Board shall constitute the Board’s conclusive judgment and determination that, if Shares are issued to a Participant in accordance with the terms and conditions of the Plan, such Shares shall be considered to be issued for full and adequate consideration and shall be fully paid and non-assessable Common Stock, and that such consideration shall be credited to the Company’s stated and paid-in capital accounts in accordance with the Company’s standard accounting practice.

(d) The maximum number of shares of Common Stock subject to Stock Options that may be granted to any Employee shall not exceed 100,000 during any calendar year (the “Individual Limit”). Subject to Section 14 and Section 15(d) hereunder, any Stock Option that is canceled or repriced by the Committee shall count against the Individual Limit. Notwithstanding the foregoing, the Individual Limit may be adjusted to reflect the effect on the Stock Options of any transaction or event described in Section 12.

5. Eligibility

The Committee shall from time to time, in its absolute discretion, select Participants to whom Stock Options shall be granted from among those Employees who are officers, directors and other key executive personnel of the Company.

6. Agreement

Each Participant granted a Stock Option under the Plan shall enter into an Agreement with the Company, in form approved by the Committee, which shall set forth the terms and conditions of the Stock Options granted to the Participant as set forth in Section 7 and 8 hereof and such other terms and conditions as the Committee shall, in its sole discretion, determine. The Agreement shall not become effective until the conditions set forth in Section 10 hereof have been satisfied.

7. Terms of Stock Option

At the time a Stock Option is granted, the Committee shall specify in the Agreement referred to in Section 6 the following terms and conditions with respect to the Stock Option:

(a) Number of Shares. The number of Shares issuable or transferable to the Participant upon the exercise of the Stock Option. Notwithstanding the foregoing, in no event shall the number of Stock Options issued to any one Participant exceed the Individual Limit as set forth in Section 4(d) above.

(b) Price. The price per share at which Common Stock may be purchased upon exercise of a Stock Option shall be determined by the Committee, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant.

(c) Payment of the Stock Option Price. The Committee shall establish the time and the manner in which a Stock Option may be exercised. The option price of the shares of Common Stock received upon the exercise of a Stock Option shall be paid on the date of exercise: (i) in cash or, (ii) by check, or (iii) by any other such method that the Committee, in its sole discretion, may consent to in writing.

(d) Term. The Agreement shall specify when Stock Options granted become vested and/or exercisable, subject to Section 10, and shall specify the length of the Exercise Period. Notwithstanding the above, upon the occurrence of a Change in Control of the Company, all Stock Options outstanding at such time shall become one hundred percent (100%) vested and exercisable. Unless otherwise specified by the Committee in the Agreement, the term of a Stock Option shall be 10 years.

(e) Withholding. Participants shall be responsible to make appropriate provision for all taxes required to be withheld in connection with a Stock Option, the exercise thereof and the transfer of shares of Common Stock pursuant to this Plan. Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes. Upon the exercise of a Stock Option, the Company shall have the right to retain the number of shares of Common Stock whose Fair Market Value equals the minimum amount legally required to be withheld in satisfaction of the applicable withholding taxes.

(f) Other. Such other terms and conditions not inconsistent with the Plan as the Committee shall specify.

8. Termination of Employment

Unless the Committee specifies otherwise in the Agreement, the following terms and conditions shall apply to each Stock Option granted under the Plan:

(a) Termination For Cause. If a Participant’s employment is terminated by the Company for cause, such determination to be made by the Committee in its sole discretion, all Stock Options granted to such Participant shall terminate at the time employment is terminated.

(b) Death. If the Participant dies while an Employee, any Stock Option held by such Participant at the date of such Participant’s death shall be exercisable in its entirety by such Participant’s personal representatives, heirs or legatees at any time prior to the expiration of one year after the date of the Participant’s death or until the expiration of the term of the Stock Option, whichever period is shorter.

(c) Retirement or Total Disability. If there is a Termination of Employment of a Participant by reason of Retirement or Total Disability, any Stock Option held by the Participant shall be exercisable in its entirety at any time prior to the expiration of three months in the case of Retirement and one year in the case of Total Disability after the date of such Termination of Employment or until the expiration of the term of the Stock Option, whichever period is shorter.

(d) Other Termination. If there is a Termination of Employment of a Participant for any reason other than those specified in Sections 8(a), 8(b) above, such Participant shall be permitted, for a 45-day period following the date of termination or until the expiration of the term of the Stock Option, whichever period is shorter, to exercise any Stock Option which was exercisable as of such termination date.

9. Leave of Absence

If a Participant is granted a leave of absence by the Company, the Committee may make such provision respecting continuance of any Stock Option held by such Participant while such Participant continues as an Employee as it may deem advisable, except that in no event shall any Stock Option become exercisable after the expiration of the Exercise Period applicable to such Stock Option.

10. Compliance with Applicable Laws

(a) No Stock Options shall be granted, and no Shares shall be issued or transferred, by the Company to a Participant pursuant to the Plan unless the Committee, in its sole discretion, shall have first determined that all registrations, approvals, exemptions, and any other action required by law to be taken with respect to the Plan shall have been accomplished, including, but not limited to, such action, if any, as is then required to comply with the provisions of the Securities Act, the Exchange Act, any applicable state Blue Sky laws, and the requirements of any exchange or other system on which the Common Stock may, at the time, be listed or quoted.

(b) Each certificate for Shares issued or transferred pursuant to the Plan shall be registered in the name of the Participant or in such other name as the Participant shall designate. If so required by the Committee upon the advice of counsel, the Company shall place a stop transfer order with its transfer agent with respect to such Shares, the Participant shall furnish a representation that the Shares are being acquired as an investment and not with a view to the distribution thereof, and such certificate shall bear an appropriate legend restricting the transfer of such Shares. Any such stop transfer order, investment representation or legend shall apply only so long as necessary, in the opinion of the Committee, to insure that the resale or other disposition of the Shares of the Participant would not involve a violation of the provisions of the Securities Act or applicable state Blue Sky laws.

11. Employment

No Employee or other person shall have any claim or right to be granted a Stock Option under the Plan. Nothing herein contained shall at any time be deemed to give to any Employee the right to be retained in the employ of the Company, interfere with the right of the Company to discharge any Employee, give to the Company the right to require any Employee to remain in its employ, or interfere with any Employee’s right to terminate employment.

12. Corporate Changes

(a) If any change in the outstanding shares of Common Stock occurs by reason of a stock split or recapitalization, any pro rata distribution to all stockholders of property in respect to or in exchange for their outstanding shares of Common Stock, or other similar corporate change occurs, the number of Shares issuable or transferable to Participants upon the exercise of outstanding Stock Options, the exercise price of such Stock Options or what Participants shall be entitled to receive in substitution for Shares issuable or transferable to them upon the exercise of outstanding Stock Options, may be appropriately adjusted by the Board, whose determination in such regard shall be conclusive.

(b) If the Company becomes a party to a Reorganization Transaction, the Board shall either: (i) determine what Participants shall be entitled to receive, in substitution for Shares issuable or transferable to them upon the exercise of outstanding Stock Options, in the form of stock, securities, cash or other property to be received by owners of Common Stock of the Company as a result of such Reorganization Transaction; provided, however, that the excess of the aggregate fair market value of the stock, securities or other property subject to the Stock Options immediately after such substitution or the aggregate value of such cash over the exercise price of the Stock Options shall not be less than the excess of the aggregate Fair Market Value of the Shares subject to such Stock Options immediately before such substitution over the exercise price of the Stock Options; or (ii) upon written notice to Participants, provide that the Participants’ Stock Options shall be terminated unless exercised in accordance with the Plan within 30 days after the date of such notice. In either such case, the Board, in its absolute discretion, may determine whether and to what extent the Exercise Periods applicable to such Stock Options shall continue to apply, but in no event shall any such Board determination increase the length of such Exercise Periods.

13. Indemnification of Board

In addition to and without affecting such other rights of indemnification as they may have as members of the Board or otherwise, each member of the Committee or of the Board shall be indemnified by the Company to the extent legally possible against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which he or she may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all judgments, fines and amounts paid by him or her in settlement thereof; provided that such payment of amounts so indemnified is first approved by a majority of the members of the Board who are not parties to such action, suit or proceeding, or by independent legal counsel selected by the Company, in either case on the basis of a determination that such member acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; and except that no indemnification shall be made in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or Board member is liable for misconduct in his or her duties; and provided further that the Committee member or Board Member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

14. Effective Date, Termination and Amendment

The Plan shall become effective on the Effective Date. The Plan shall remain in full force and effect until the earlier of 10 years from the Effective Date, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time. Termination of the Plan pursuant to this Section 14 shall not affect Stock Options outstanding under the Plan at the time of termination.

15. Miscellaneous

(a) Effect Upon Other Plans. The adoption of the Plan shall not affect any stock option or other compensation or incentive plan in effect for the Company, and the Plan shall not preclude the Board from establishing any other forms of incentive, bonus or other compensation for Employees.

(b) Assignability. No Stock Option shall be pledged, assigned or transferred for any reason during the Participant’s lifetime and any attempt to do so shall be void and the relevant Stock Option shall be forfeited. During the life of the Participant, Stock Options shall be exercisable only by such Participant. No Participant shall have any rights as a stockholder with respect to any Shares covered by a Stock Option until date of issuance of stock certificates to such Participant for such Shares. Except as otherwise expressly provided herein, no adjustment shall be made for dividends or other stockholder rights for which the record date is prior to the date such stock certificates are issued.

(c) Binding Effect. Any delivery of Shares upon the exercise of Stock Options to any Participant or former Participant or such Participant’s legal representative or to any beneficiary of such Participant in accordance with the provisions of the Plan shall be in full satisfaction of all claims with respect to such Stock Options which such Participant, representative or beneficiary may have against the Company, the Committee or any member of the Committee. The Plan shall be binding upon the beneficiaries, heirs, executors, administrators, distributees and assigns of the Participants and the successors and assigns of the Company.

(d) Amendment of Outstanding Stock Options. The Committee shall have the power unilaterally and without approval of a Participant to amend an existing Stock Option in any manner; provided that (i) such an amendment does not materially adversely affect such previously granted Stock Option and (ii) the amended Stock Option is consistent with the terms of the Plan. In addition, the Committee may amend any outstanding Stock Option in any manner, even if such amendment materially adversely affects such Stock Option, provided that (i) such Participant consents to the amendment and (ii) the amended Stock Option is consistent with the terms of the Plan.

(e) Governing Law. To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

EXHIBIT B

Tufco Technologies, Inc. 2004 Non-Employee Director Stock Option Plan

Amendment No. 1

Pursuant to the authority reserved to it under Section 14 of the Tufco Technologies, Inc. 2004 Non-Employee Director Stock Option Plan (the “Plan”), the Board of Directors of Tufco Technologies, Inc. (the “Board”) hereby amends the Plan as set forth herein. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Plan.

1.	Section 14 of the Plan is hereby amended, subject to shareholder approval, in its entirety to read:

“Effective Date, Termination and Amendment

The Plan shall become effective on the Effective Date, subject to stockholder approval. The Plan shall remain in full force and effect until the earlier of April 1, 2023, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time. Termination of the Plan pursuant to this Section 14 shall not affect Stock Options outstanding under the Plan at the time of termination.”

2.	Section 4(a) of the Plan is hereby amended, subject to shareholder approval, in its entirety to read:

“Subject to adjustment as provided in Section 12, the maximum number of shares of Common Stock that may be issued or transferred by the Company under the Plan, and which shall be reserved for such issuance or transfer, shall be 200,000.”

3.	Except as otherwise specifically set forth in this Amendment, the Plan remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Board has caused this Amendment No. 1 to the Plan to be adopted and executed effective as of April 1, 2013.

Adopted:

TUFCO TECHNOLOGIES, INC.

By:	/s/ Michael B. Wheeler
Name:	Michael B. Wheeler
Title:	Executive Vice President, CFO, COO,
Secretary and Treasurer

B-1

EXHIBIT C

TUFCO TECHNOLOGIES, INC.

AUDIT COMMITTEE CHARTER

Purpose

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibility by reviewing matters specific to the Committee as outlined in Key Responsibilities (below) including, by reviewing: (i) the quality and integrity of the financial reports of the Corporation; (ii) the Corporation’s compliance with legal and regulatory requirements related to financial statements, including the Corporation’s systems of internal controls; (iii) the independence and performance of the Corporation’s internal auditors, if any and external auditors; and (iv) the legal compliance and code of conduct programs relating to the areas of responsibility for the Committee as established by management and the Board. In so doing, it is the responsibility of the Committee to assure free and open means of communication between the directors, the Corporation’s independent registered public accounting firm, the internal auditors (if any), and the financial management of the Corporation. In so doing, it is also the responsibility of the Committee to assure free and open means of communication and protection for employees providing information under the Whistleblower Protection Policy.

In discharging its oversight role, the Committee is empowered to investigate any matter relating to Committee areas of accountability brought to its attention with full access to all books, records, facilities, and personnel of the Corporation and the power to retain outside counsel, auditors and other experts for this purpose and in connection with any of its other duties provided for herein. In the case of matters brought to the Committee for which accountability is not clear, those matters will be referred to the Board for appropriate designation and assignments of follow-up. The Corporation shall provide appropriate funding for the Committee to retain such counsel and other advisers. The Board and the Committee are in place to represent the Corporation’s shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis and submit any recommended changes to the Board for its consideration.

Membership

The Committee of the Board shall consist of at least three directors who are independent of management of the Corporation and are financially literate. The members of the Committee shall satisfy the independence and experience requirements of the NASDAQ stock market or other appropriate governing body. At least one member of the Committee must be a financially sophisticated audit committee member as defined by NASDAQ stock market rules. Committee members and the Committee chairman shall be designated annually by the full Board.

Key Responsibilities

The Committee’s job is one of oversight and it recognizes that the Corporation’s management is responsible for preparing the Corporation’s financial statements and that the Corporation’s independent registered public accounting firm is responsible for auditing those financial statements. In addition, the Corporation’s management is responsible for maintenance of a system of internal controls that provide reasonable assurance that errors, irregularities or illegal acts will be identified. Additionally, the Committee recognizes that financial management, including the internal audit staff, if any, as well as the independent registered public accounting firm, have more time, knowledge and more detailed information on the Corporation than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the outside auditor’s work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. In carrying out its responsibilities, the Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and shareholders that the accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Committee will perform the following functions/tasks:

Financial Reporting

Perform a timely review of the Corporation’s annual and quarterly financial statements and management’s discussion and analysis thereof and any certification, report, opinion or review rendered by the independent registered public accounting firm.

Confirm that the financial management and the independent registered public accounting firm perform a timely analysis of significant reporting issues and practices and report key issues to the Committee.

Discuss with financial management and the independent registered public accounting firm their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial reporting practices used or proposed to be used.

Internal Controls

Review with management, internal auditors, if any, and the independent registered public accounting firm the adequacy and effectiveness of the Corporation’s internal controls (including information systems and security) in managing risk.

•

Review disclosures made by the Corporation’s CEO and CFO during their certification process for the Form 10-K and 10-Q regarding any significant deficiencies in the design or operation of disclosure controls and procedures and internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal control over financial reporting.

•

Review with management and the independent registered public accounting firm the Corporation’s progress with respect to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the regulations relating thereto.

Audit Process

Appointment, removal and compensation of auditors

Exercise the sole authority to appoint or remove the independent registered public accounting firm. The Committee shall be directly responsible for the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm shall report directly to the Committee.

Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent registered public accounting firm other than de minimis non-audit services as defined in Section 10A(i)(1) of the Securities Exchange Act of 1934, as amended, which shall be approved prior to completion of the independent auditor’s audit). The Committee may delegate this authority to its chairman.

Independence and qualification of auditors

Confirm and assure the independence of the independent registered public accounting firm, including a review of other services and related fees provided by the independent auditor. The Committee shall actively discuss with the independent registered public accounting firm its independence from management and the Corporation and the matters included in the written disclosure required by the PCAOB’s applicable requirements.

Monitor hiring practices related to employees or former employees of the independent registered public accounting firm to ensure compliance with the Securities and Exchange Commission regulations and NASDAQ stock market listing standards.

Review of audit plans

In consultation with the independent registered public accounting firm, review the audit scope.

Review with the independent registered public accounting firm the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources, including explanations for any deviations from the original plans.

Interim financial statement review

The Committee shall review the interim financial statements and management’s discussion and analysis of financial condition and results of operations with management and the independent registered public accounting firm prior to the public disclosure of results for each quarterly period. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent registered public accounting firm under generally accepted auditing standards.

Review of audit results

Review with management and the independent registered public accounting firm at the completion of the annual audit the following:

•

Annual report of the Corporation, including the financial statements, related footnotes, and management’s discussion and analysis of financial condition and results of operations, and report to the Board as to whether it recommends that the audited financial statements should be included in the Corporation’s Annual Report of Form 10-K and prepare the report required for the Corporation’s proxy statement.

•

Results of the audit of the financial statements and the related report thereon, including all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting procedures that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, if different from management proposals.

•	Significant changes in the audit plan and any serious disputes or difficulties with management encountered during the audit.

•	Other communications as required by generally accepted auditing standards.

Compliance Oversight Responsibilities Relating to Specific Areas of Accountability of the Audit Committee

•	Approve the Corporation’s Code of Ethics applicable to employees and the Code of Ethics for Senior Financial Officers of the Corporation and review any changes to, or waivers of, such Codes of Ethics.

•	Review disclosures made by the senior financial officers of the Corporation under the Code of Ethics applicable to such officers.

•

Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters or any potential violation of federal securities law, securities Exchange Commission (SEC) regulations or federal law relating to fraud against shareholders.

•

Discuss with management and the independent registered public accounting firm any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation’s financial statements or accounting policies.

•	Discuss with the Corporation’s counsel legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies.

General

Review legal and regulatory matters that may have a material impact on the financial statements, related corporate compliance policies and programs, and reports received from regulators.

At least semi-annually, discuss with the independent registered public accounting firm and management in separate executive sessions to review any matters that the Committee or these groups believe should be discussed privately with the Committee.

Report Committee actions to the Board with such recommendations as the Committee may deem appropriate. At the Chairman’s option, the independent registered public accounting firm should be made available to meet with the Board annually or when otherwise appropriate.

Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

Approve all related-party transactions required to be disclosed pursuant to Item 404 of Regulation S-K (or such approval may be made by another independent committee of the Board).

The Committee will perform such other functions consistent with this Charter, the Corporation’s bylaws, governing law and the rules of the NASDAQ stock market or other governing body, as the Committee or the Board deems necessary or appropriate.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site TUFCO TECHNOLOGIES, INC. and follow the instructions to obtain your records and to create an electronic C/O BROADRIDGE voting instruction form. PO BOX 1342 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

BRENTWOOD, NY 11717 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M58355-P34442 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TUFCO TECHNOLOGIES, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote number(s) of the nominee(s) on the line below. FOR the following:

1. Election of Directors Nominees: 01) Samuel J. Bero 04) James F. Robinson 02) C. Hamilton Davidson 05) Robert J. Simon 03) Brian Kelly 06) William R. Ziemendorf The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Approval of the 2013 Plan. 3. Approval of the 2004 Plan Amendment. 4. Such other business as may properly come before the meeting or any adjournment thereof. For address change/comments, mark here. (see reverse side for instructions) Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com. M58356-P34442

TUFCO TECHNOLOGIES, INC. Annual Meeting of Stockholders June 14, 2013 8:00 AM

This proxy is solicited on behalf of the Board of Directors of TUFCO TECHNOLOGIES, INC.

The undersigned hereby appoints ROBERT J. SIMON and MICHAEL B. WHEELER, and each of them, jointly and severally, as proxies, each with full power of substitution, to vote all of the undersigned shares of common stock held of record on April 19, 2013, at the 2013 annual meeting of stockholders or at any postponements or adjournments thereof.

This proxy, when properly executed, will be voted in accordance with the directions made on the reverse side. If no direction is made, this proxy will be voted FOR the election as directors of the nominees of the Board of Directors, FOR the approval of the 2013 Plan and FOR the approval of the 2004 Plan Amendment. The proxies will vote with respect to the fourth proposal according to their best judgment. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side